UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 19, 2019
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On March 19, 2019, we issued a press release announcing that the U.S. Food and Drug Administration (FDA) has granted an exemption to the Import Alert placed on the Centre for Probe Development and Commercialization (CPDC) for the use of CLR 131 in connection with our pediatric IND. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

As described above, the FDA notified us that it has granted an exemption to the Import Alert placed on CPDC for the use of CLR 131 in connection with our pediatric IND. This exemption will allow Cellectar to immediately begin enrolling patients in our Phase 1 pediatric study for the treatment of select relapsed or refractory solid tumors including neuroblastoma, lymphomas and malignant brain tumors.

On November 12, 2018, we announced that we had received FDA exemption to the CPDC Import Alert for our hematology IND. In February 2019, we announced that a single, 25mCi/m2, 30-minute intravenous infusion of CLR 131 in the first 10 patients with R/R MM were assessed. We are currently enrolling patients in our Phase 1 and Phase 2 multiple myeloma and select B-cell lymphoma studies of CLR 131.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
99.1	Press release dated March 19, 2019, titled “FDA Grants Exemption to Import Alert for Cellectar’s CLR 131 in Pediatric and Adolescent Patients”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2019	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Charles T. Bernhardt
Name: Charles T. Bernhardt
Title: Interim Chief Financial Officer

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